Exhibit 10.20

UNITED COMMUNITY BANKS, INC.

AMENDED AND RESTATED

2000 KEY EMPLOYEE STOCK OPTION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Grantee:

Number of RSUs:	RSUs

Date of Grant:

Vesting Schedule:	Vesting Date	Vest Quantity

THIS AGREEMENT (the “Agreement”) is entered into as of the ____ day of _______________ by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Grantee”).

WHEREAS, the Company maintains the United Community Banks, Inc. Amended and Restated 2000 Key Employee Stock Option Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Unit Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1.           Award of Restricted Stock Units

1.1         Grant. The Company hereby grants to the Grantee an award of Restricted Stock Units (“RSUs”) in the amount set forth above, subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement and the Plan. The grant date of this award of RSUs is set forth above (the “Date of Grant”).

1.2         Construction. This Agreement (including any Exhibits) shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3         Execution of the Agreement. This Award is conditioned on the Grantee’s execution of this Agreement. By executing this Agreement, the Grantee agrees to the terms set forth in this Agreement (and the provisions of the Plan incorporated herein). If this Agreement is not executed by the Grantee and returned to the Company within seven days of the Date of Grant, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs granted hereunder.

2.           Vesting and Termination of Employment

2.1         Vesting. Subject to Sections 2.2 through 2.4 below and Section 7, if the Grantee remains employed by the Company, the RSUs shall vest in accordance with the vesting schedule set forth above. Each date on which the RSUs vest is hereinafter referred to as a “Vesting Date.” Notwithstanding the foregoing, no Vesting Date can be any earlier than the day immediately after the day which is twelve (12) months and thirty (30) days following the Date of Grant (the period from the Date of Grant until the day which is twelve (12) months and thirty (30) days following the Date of Grant being hereinafter referred to as the “Initial Restriction Period.” Except as otherwise provided herein, on the Vesting Date, a number of Shares equal to the number of vested RSUs shall be issued to the Grantee free and clear of all restrictions imposed by this Agreement (except those imposed by Sections 3.3 and 7 below). As soon as practicable (and no later than thirty (30) days) after the Vesting Date, the Company shall transfer such Shares to an unrestricted account in the name of the Grantee (or, if the Grantee has died, to his or her surviving spouse or, if none, to the Grantee’s estate). For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company or a Subsidiary shall be considered employment with the Company.

2.2         Termination of Employment Due to Death or Disability. If the Grantee’s employment is terminated by the Company as a result of death or Disability (as defined in the Plan), the unvested RSUs shall immediately vest as of the Date of Termination, and a number of Shares equal to the number of such vested RSUs shall be transferred to the Grantee (or the Grantee’s surviving spouse or estate) in the manner provided in Section 2.1.

2.3         Termination in Connection with a Change In Control.

2.3.1         If a Change in Control (as defined in the Plan) occurs and the Grantee’s employment is terminated (x) within six (6) months prior to or eighteen (18) months following the date of the Change in Control and (y) after the expiration of the Initial Restriction Period, and if such termination is either an involuntary termination by the Company without Cause (as defined in the Plan) or a termination by the Grantee for Good Reason (as defined below) and the termination does not arise as a result of Executive’s death or Disability, the unvested RSUs shall fully vest immediately upon the later of (i) the Change in Control, or (ii) the Date of Termination, and a number of Shares equal to the number of such vested RSUs shall be transferred to the Grantee in the manner provided in Section 2.1.

2.3.2         For purposes of this Section 2.3, a “Good Reason” for termination by the Grantee of the Grantee’s employment shall mean the occurrence (without the Grantee’s express written consent), within six (6) months prior to or eighteen (18) months following the date of the Change in Control, of any one of the following acts by the Company, or failures by the Company to act:

(i)          the substantial adverse change in the Grantee’s responsibilities at the Company from those in effect immediately prior to the date that is six (6) months prior to the date of a Change in Control (the “Measurement Date”); or

(ii)         the required relocation of the Grantee to a location outside of the market area of the Company on the Measurement Date; or

(iii)        a material reduction in the levels of coverage of the Grantee under the Company’s director and officer liability insurance policy or indemnification commitments from those levels in effect on the Measurement Date; or

(iv)        after the Measurement Date, a reduction in the Grantee’s base salary, a reduction in his or her incentive compensation or the failure by the Company to continue to provide the Grantee with benefits substantially similar to those enjoyed by the Grantee under any of the Company’s pension, deferred compensation, life insurance, medical, health and accident or disability plans in which the Grantee was participating at the Measurement Date, the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Grantee of any material fringe benefit enjoyed by the Grantee at the Measurement Date.

2.3.3         The Grantee must give the Company notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition, and upon receipt of such notice, the Company shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such 30-day period, any termination of employment by the Grantee for “Good Reason” must occur within thirty (30) days after the period for remedying the event or condition has expired. Notwithstanding the foregoing, for any act or failure to act described in Section 2.3.2(iv) above, the Grantee must give the Company notice of such event or condition within thirty (30) days after the Change in Control.

2.3.4         The Grantee’s right to terminate the Grantee’s employment for Good Reason shall not be affected by the Grantee’s incapacity due to physical or mental illness, except for a Disability. Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

2.4         Termination of Employment for Other Reasons. If the Grantee’s employment is terminated by the Company or by the Grantee under circumstances other than those outlined above in Sections 2.2 and 2.3, the outstanding unvested RSUs shall immediately be forfeited as of the Date of Termination.

2.5         Nontransferability. The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date the Grantee becomes vested in the RSUs and the Shares are issued.

2.6         Section 409A Compliance. To the extent applicable, this Agreement shall at all times be interpreted and operated in compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the standards, regulations or other guidance promulgated thereunder (“Section 409A”). Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. The Company shall delay the commencement of any delivery of Shares that are payable to the Grantee upon his separation from service if the Grantee is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to the date which is immediately following the earlier of (i) six months after the date of the Grantee’s separation from service or (ii) the Grantee’s death, to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Grantee agree to take into account any exemptions available under Section 409A. For purposes of this Agreement, termination of employment shall be construed consistent with the meaning of a separation from service within the meaning of Section 409A.

3.           Change in Capitalization; Deferral Rights

3.1         During the period the RSUs are not vested, the Grantee shall be credited with dividend equivalents or other distributions declared on the Shares represented by the RSUs in the manner determined by the Committee. Within thirty (30) days after a Vesting Date, Grantee shall be paid in cash the dividend equivalents or other distributions with respect to the vested RSUs to which the dividend equivalents or other distributions relate.

3.2         In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with Section 4.3 of the Plan to reflect the change in capitalization, provided that any such additional Shares or additional or different shares or securities reflected in any such adjustment shall remain subject to the restrictions in this Agreement.

3.3         The Grantee represents and warrants that he is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that for that reason, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs under any federal or state securities laws.

3.4         To the extent the Grantee is eligible to participate in a deferred compensation plan established for such purpose, the Grantee may elect to defer delivery of the Shares that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such deferrals which shall be in compliance with Section 409A.

4.           No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. The Grantee is employed by the Company “at will,” which means that either the Grantee or the Company may terminate the Grantee’s employment at any time, for any reason.

5.           Taxes and Withholding

The Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of RSUs and any dividends paid on such RSUs. The Company and the Grantee agree to report the value of the RSUs in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Shares (for the minimum required withholdings or such other amounts as will not result in adverse accounting treatment to the Company) or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Grantee an amount equal to such taxes required to be withheld or withhold and cancel (for the minimum required withholdings or such other amounts as will not result in adverse accounting treatment to the Company) (in whole or in part) a number of Shares having a market value not less than the amount of such taxes.

6.           The Grantee Bound by The Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.           Restrictive Covenants

7.1         In consideration for the grant of the RSUs, continued employment with the Company, and other good and valuable consideration, the Grantee agrees to the following:

(i)          During the Grantee’s employment with the Company and for a one (1) year period after the Date of Termination, the Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:

(a)         solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;

(b)         solicit or induce, or in any manner attempt to solicit or induce, any Person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or any Subsidiary or is at will; or

(c)         knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers , and others who may at any time have or have had relations with the Company or any Subsidiary.

(ii)         During the Grantee’s employment with the Company and at all times thereafter, the Grantee will not disclose or use Confidential Information, except as necessary to carry out his or her duties as an employee of the Company.

(iii)        Upon termination or expiration of the Grantee’s employment with the Company for any reason whatsoever or at any time, the Grantee will upon request by the Company deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.

7.2         For purposes of this Agreement, the following terms shall have the meanings specified below:

(i)          “Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency.

(ii)         “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that has value to the Company or any Subsidiary, is not generally known to competitors of the Company or a Subsidiary and that the Grantee became aware of due to his or her employment with the Company. Confidential Information includes, but is not limited to, technical or non-technical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a five (5) year period after the Date of Termination.

(iii)        “Customers” means all Persons that (1) the Grantee serviced or solicited on behalf of the Company or any Subsidiary during the 24 months prior to the Date of Termination, (2) whose dealings with the Company or any Subsidiary were coordinated or supervised, in whole or in part, by the Grantee during the 24 months prior to the Date of Termination, or (3) about whom the Grantee obtained Confidential Information during the 24 months prior to the Date of Termination, as a result of the Grantee’s association with the Company.

(iv)        “Date of Termination” means the date upon which the Grantee’s employment with the Company ceases for any reason.

(v)         “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

7.3         If the Grantee violates the restrictive covenants set forth in Section 7.1, then the Company shall be entitled to all remedies available in law or equity. In addition (and without limiting the foregoing), if the Grantee violates the restrictive covenants set forth in Section 7.1, the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel the outstanding RSUs that are not yet vested or with respect to which Shares have not yet been issued to the Grantee, and (ii) require the Grantee to return to the Company any Shares issued to the Grantee pursuant to vesting of the RSUs (or to pay to the Company the then current value of any such Shares) that occurred (or will occur) during the period six (6) months prior to and one (1) year after the Date of Termination.

7.4         The Grantee acknowledges and agrees that the provisions of Section 7.1 are reasonable as to time, scope and territory given the Company’s need to protect its Confidential Information and its relationships and goodwill with its customers, suppliers, employees and contractors, all of which have been developed at great time and expense to the Company. The Grantee represents that he or she has the skills and abilities to obtain alternative employment after the Date of Termination that would not violate the covenants in Section 7.1 and that these covenants do not pose an undue hardship on the Grantee. The Grantee further acknowledges that his or her breach of any of the covenants in Section 7.1 would likely cause irreparable injury to the Company, and therefore entitle the Company to injunctive relief, in addition to any other remedies available in law or equity.

8.           Modification of Agreement; Severability

If any provision of this Agreement is held by a court of competent jurisdiction to be overly broad or unenforceable for any reason, the parties authorize such court to modify and enforce such provision to the extent the court deems reasonable. If any provision of this Agreement is found by a court to be overbroad or otherwise unenforceable and not capable of modification, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of this Agreement. The parties may modify, amend, suspend or terminate this Agreement or may waive any terms or conditions of this Agreement but only by a written instrument executed by the parties hereto.

9.           Governing Law and Forum

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Georgia without giving effect to the conflicts of laws principles thereof. The parties agree that they will not file any action arising out of or relating in any way to this Agreement other than in the United States District Court for the Northern District of Georgia or the Superior Court of Union County, Georgia. The parties consent to personal jurisdiction and venue solely within these forums and waive all possible objections thereto.

10.         Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Grantee’s heirs, executors, administrators, and successors.

11.         Entire Agreement

This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”

12.         Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Grantee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:

Name:

Title:

By accepting this Agreement, the Grantee hereby accepts the RSU grant subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement, including Section 7, and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan.